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Exhibit (c)(ii)

Project Cobra

Presentation to the Board of Directors

February 23, 2001

     MORGAN STANLEY DEAN WITTER

Table of Contents

Section 1	Transaction Summary	(c	)(ii)-1
Section 2	Industry Overview	(c	)(ii)-8
Section 3	Company Overview	(c	)(ii)-12
Section 4	Valuation	(c	)(ii)-15
Tab A	Financial Projections	(c	)(ii)-16
Tab B	Summary Back-up of Preliminary Valuation	(c	)(ii)-19
Section 5	Draft Fairness Opinion Letter	(c	)(ii)-26

(c)(ii)-i

Section 1

Transaction Summary

(c)(ii)-1

Transaction Summary

Overview of Proposed Transaction

•	Transaction:	Purchase of Cobra by the Buying Group
•	Purchase Price:	$16.00 in cash per Cobra share
•	Equity Value:	Approximately $358MM
•	Aggregate Value:	Approximately $735MM
•	Financing:	Committed Financing by Credit Suisse First Boston/DLJ Investment Funding, Inc.
—Senior Secured Revolving Credit Facility
—Senior Secured Term Loan Facilities
—Senior Notes
•	Implied Multiples:	Aggregate Value/EBITDA
		—2000 EBITDA:	4.9x
		—2001E EBITDA:	4.6x
		Price to Earnings
		—2001 Management estimates:	9.4x
		—2001 I/B/E/S estimates:	9.9x
		% Premium to:
		—Unaffected Price:	28.0%
		—Pre-offer 52 Week High	8.0%
		—Pre-offer 52 Week Low	75.2%

(c)(ii)-2

Transaction Summary

Summary Chronology—Key Dates

•	November 10, 2000:	Cobra (or the "Company") received an acquisition proposal from an investor group led by Blum Capital Partners, L.P. (such group, the "Blum Group"). Special Committee formed to consider the proposal and other alternatives
•	November 17, 2000:	Morgan Stanley Dean Witter ("MSDW") selected by the Special Committee as its financial advisor
•	November 20, 2000:	Meeting of Special Committee, its legal advisors ("McDermott"), MSDW and Blum Group to allow Blum Group to describe its proposal —Information requests submitted to both the Company and the Blum Group
•	December 6, 2000:	Meeting with the Special Committee to review the situation and preliminary valuation work performed by MSDW
•	December 15, 2000:	Special Committee conference call update on marketing status
•	December 18, 2000:	Special Committee announces that MSDW is instructed to explore third party interest in Cobra
•	December 20, 2000:	MSDW, Blum Group, and Cobra management met and discussed the status of the process, a potential meeting with rating agencies, and various other topics
•	December 20, 2000:	Special Committee conference call follow-up on meeting with Blum Group
•	December 29, 2000:	Cobra releases its 2001 Budget Plan to MSDW, Board of Directors
•	January 4, 2001:	Special Committee update conference call
•	January 9, 2001:	Special Committee update conference call
•	January 12, 2001:	Merger document draft sent to Blum Group
•	January 22, 2001:	Special Committee update conference call
•	January 26, 2001:	Blum Group and Cobra management meet with rating agencies
•	January 30, 2001:	Conference call between Special Committee and MSDW to discuss strategic alternatives and valuation
•	February 7, 2001:	Meeting between MSDW and Blum Group to negotiate deal terms and discuss key issues
•	February 15, 2001:	MSDW and McDermott met with the Special Committee and held discussions with the Blum Group to negotiate deal terms
•	February 20, 2001:	Discussions regarding increase in price to $16.00 per share. Meeting of the Board of Directors
  •
  Over a period of more than three months, MSDW has used a variety of means to understand the Company, estimate its value, and explore and evaluate strategic alternatives

  •
  MSDW contacted over 30 potential strategic and financial buyers to assess interest

    —No strong interest was expressed

(c)(ii)-3

Transaction Summary

Summary of Key Merger Terms

Offer Price	•	$16.00 per share
Consideration	•	100% cash
Treatment of Options	•	All options cancelled
	•	Holders receive greater of $1 per option or difference between offer price and the option exercise price
Deferred Compensation Plan Share Treatment	•
At holders' election, all vested and credited units and shares can be i) cashed out after a one year holding period, ii) rolled over into NewCo stock, or iii) converted into insurance mutual fund alternatives
401(k) Shares	•	Cashed out in the merger
	•	Participants allowed to purchase Holding common stock up to 50% of value of 401(k) shares
Buyer Reps and Warranties	•	Includes full financing rep
	•	Commitments from CSFB/DLJ Investment Funding, Inc. to be in place
•
Buyer covenants that if financing pursuant to the commitment letters cannot be completed, Buyer is obligated to use its reasonable best efforts to obtain alternative financing on substantially comparable terms to those in the commitment letters
Seller Reps and Warranties	•	Standard for public company transactions of this type; no survival of reps and warranties
Covenants	•	Completion of Tender for existing 8 7/8% Notes
Termination	•	Break-up Fee of $7.5MM plus expense reimbursement up to $3.0MM
—Company allowed to accept Superior Proposal
	•	Termination Date of July 20, 2001
Other	•	Keepwell amount to be determined
	•	Delaware §203 Transaction
Expected Closing	•	Second quarter 2001

(c)(ii)-4

Transaction Summary

Sources and Uses of Funds

Uses	$MM	Sources	$MM
Merger Consideration	348.7	Revolver(1)	0.0
Refinance Existing Debt	292.7	Term Loan A(2)	150.0
Transaction Costs	40.3	Term Loan B(2)	250.0
Existing Seller Notes	21.2	16% Mezzanine Equity	75.0
Cash at Close	49.3	Existing Seller Notes	21.2
		Cash Equity Contribution(3)	98.8
		Mgmt. and Employee Equity(3)	24.7
		Rollover Equity(3)	111.6
		Cash	20.9
Total Uses	752.2	Total Sources	752.2

Source  Buying Group/CSFB Financing Commitment Letter dated February 23, 2001

Notes

1.
The Revolving Facility has a total capacity of $100MM and can be used to fund any increases in working capital relative to December 31, 2000

2.
The amount of the gross cash proceeds from the Term Facilities may be reduced, in a ratio to be agreed upon, by up to the amount of Existing Subordinated Notes not tendered in the Debt Tender Offer

3.
The Investors will contribute additional cash, if necessary, to ensure that the total equity is not less than $235MM

(c)(ii)-5

Transaction Summary

Summary of Commitment Letters

Summary of Commitment Letters

	Term Loans		Revolver		Senior Notes
Facility	•	Two Senior Secured Term Loan Facilities	•	One Senior Secured Revolving Credit Facility	•	Senior Notes
Borrower	•	CB Richard Ellis Services, Inc.	•	CB Richard Ellis Services, Inc.	•	Blum CB Holding Corp.
Size	•	$400MM ($150MM Tranche A, $250MM Tranche B)	•	$100MM	•	$75MM
Interest Rate	•	LIBOR + 325 for Tranche A	•	LIBOR + 325	•	16% (12% cash pay, 4% PIK)
	•	LIBOR + 375 for Tranche B
Amortization/Term	•	Tranche A—Amortizes over 6 years	•	No amortization, six year term	•	No amortization, ten year term
	•	Tranche B—Amortizes 1% a year, due seven years
Key Conditions	•	Repurchase of all tendered subordinated notes	•	Repurchase of all tendered subordinated notes	•	Repurchase of all tendered subordinated notes
	•	Definitive documentation	•	Definitive documentation	•	Definitive documentation
	•	Simultaneous closing	•	Simultaneous closing	•	Simultaneous closing
	•	No MAC in business or financial markets	•	No MAC in business or financial markets	•	No MAC in business or financial markets
	•	No due diligence out	•	No due diligence out	•	No due diligence out
Other	•	Will be syndicated	•	Will be syndicated	•	Redeemable at declining premium
					•	Change of control put 101%
					•	Warrants issued equal to 3% of fully diluted with 10 year term and $0.01 per warrant exercise price

(c)(ii)-6

Transaction Summary

Summary of Preliminary Valuation Analyses

Note

1.
Assumes a 25% control premium

(c)(ii)-7

Section 2

Industry Overview

(c)(ii)-8

Industry Overview

Overview of the Real Estate Services Industry

Real Estate Service Sector Characteristics

  •
  Fragmented, decentralized
  •
  Low barriers to entry
  •
  Lack of proprietary business models
  •
  Seasonal revenues and EBITDA
  •
  Importance of marketing/brand name
  •
  High correlation with local economy, need for geographic diversity
  •
  Economies of scale

Current Industry Trends

  •
  Globalization
  •
  Consolidation
  •
  Internet initiatives
  •
  Diversification of product line
  •
  Client aggregation

Five Pure-Play Public Companies

Name	Ticker	Current Price 2/16/01	Price Change Since 1/1/98(2) (%)	2001 EBITDA Multiple (×)
CB Richard Ellis	CBG	12.50(1)	(61)	4.4
Grubb & Ellis	GBE	5.60	(59)	1.6
Insignia Financial	IFS	12.50	0	N.A.
Jones Lang LaSalle	JLL	13.97	(61)	4.6
Trammell Crow	TCC	12.03	(53)	4.4

Current Public Company Conditions
Five Public Real Estate Companies

  •
  Since the beginning of 1998, share prices have dropped by 52%
  •
  Stock price performance can be attributed, in part, to a propensity by these companies to miss Wall Street earnings estimates
  —
  Public markets have been extraordinarily punitive to companies which have missed earnings estimates
  —
  Sector is a transaction oriented brokerage business and is therefore prone to inaccurate earnings projections
  •
  There has been a recent focus on the sector from a M&A front:
  —
  Blum has offered to purchase Cobra for $16.00
  —
  Insignia Financial Group was rumored to be in preliminary talks with Vornado Realty Trust

  •
  The real estate service sector is a highly competitive, highly fragmented market with low barriers to entry

  —
  Cobra management estimates that the top 5 public companies have a 10% domestic market share and a 6% global market share

  •
  Key success factors include reputation, brand recognition, geographic diversity, local market knowledge and pricing

Notes

1.
Unaffected share price at November 9, 2000

2.
IFS price change since IPO as of September 15, 1998

(c)(ii)-9

Industry Overview

Comparative Performance Charts

  •
  The real estate services companies have underperformed the REIT and broader market indices over the past three years

  •
  The Grubb & Ellis 35.8% self tender has been met with 98% participation by shareholders

  •
  Trammell Crow has declined over 11% since it announced its year end earnings on February 8

Note

1.
Service Sector consist of Grubb & Ellis, Insignia Financial, Jones Lang Lasalle and Trammell Crow

(c)(ii)-10

Industry Overview

Sector Earnings Announcements

Company	Earnings Announcement Date	Stock Price Day Before Earnings	Current Stock Price	Stock Price Variance	2000 Reported Earnings	2000 Expected Earnings	2000 Earnings Variance	Company-Guided 2001 EPS	Estimated EPS Growth
Trammell Crow	8-Feb	$13.55	$12.03	-11.22%	$1.65	$1.71	-3.51%	$1.83	11.0%
Jones Lang LaSalle	31-Jan	$15.00	$13.97	-6.87%	$1.63	$1.57	3.82%	$2.02	24.0%
Cobra	8-Feb	$14.80	$14.60	-1.35%	$1.58	$1.38	14.49%	$1.71	8.2%

Comments on 2001 and Economic Climate

  Trammell Crow

  •
  Business mix is heavily domestic and non-recurring (e.g., development services)

  •
  National retail rep business was a major disappointment

  •
  Write down of E-commerce investments

  •
  General economic trends have resulted in lower 2001 projections

  —
  Targeting 10-12% growth in operating earnings

  Jones Lang LaSalle

  •
  Expected 2001 growth: 7% revenues and 24% in earnings (1% increase in EBITDA margin)

  •
  Expect soft-landing in US economy and strength in Asia

  Cobra

  •
  Outlook for 2001: 2-4% revenue growth, 4-6% EBITDA growth, and 5-9% EPS growth

  •
  Challenges expected due to economic weakness

  Grubb & Ellis

  •
  In FQ2 earnings announcement, GBE expected 2001 calendar year to show 8-10% EBITDA growth, moderate softening of real estate market, and slowing economy

(c)(ii)-11

Section 3

Company Overview

(c)(ii)-12

Company Overview

Company Segment Operations

  •
  2000 Revenues: $1,324MM

  •
  2000 EBITDA: $150.5MM

  •
  World's largest fully integrated commercial real estate services firm

  •
  Global brand name and leading market share in most business segments

  •
  230 offices worldwide with over 10,000 employees

    —Located in the U.S., U.K., Canada, and 33 other countries

Note

1.
Revenues and EBITDA are actual 2000 numbers, all other data as of December 31, 1999

(c)(ii)-13

Company Overview

Comparable Company Metrics

Selected Financial Data(1)

$MM	Cobra	Grubb & Ellis	Insignia	Jones Lang LaSalle	Trammell Crow
Market Cap(2)	279.9	98.9	268.2	424.6	425.0
1999A Revenues	1,213.0	351.8	678.5	813.9	687.4
2000E Revenues	1,280.9	430.1	838.0	945.4	786.3
% Growth	5.6%	22.3%	23.5%	16.2%	14.4%
1999A EBITDA	117.4	23.6	58.9	112.2	116.6
2000E EBITDA	144.0	40.2	82.7	141.5	141.7
% Growth	22.7%	70.4%	40.4%	26.1%	21.5%
1999 EBITDA margin	9.7%	6.7%	8.7%	13.8%	17.0%
2000 EBITDA margin	11.2%	9.3%	9.9%	15.0%	18.0%
2000 EBITDA multiple(2)	4.4x	1.9x	4.5x	5.3x	4.8x

Notes

1.
Based on Banc of America Securities Equity Research report dated September 5, 2000

2.
Based on prices as of February 16, 2001, except Cobra based on unaffected price of $12.50

3.
Data not available for Grubb & Ellis and Trammell Crow

(c)(ii)-14

Section 4

Valuation

(c)(ii)-15

Valuation

Management's Revenue and EBITDA Projections

•	Management's EBITDA projections have steadily declined, with actual 2000 EBITDA 6% lower than its June estimate
•	1999 actual revenue, EBITDA, and EBITDA margin were $1,213MM, $117MM, and 9.7%, respectively

Notes

1.
June, September, October, and November projections include actual results through the month indicated plus company projections for the remaining months to reach a twelve month 2000 EBITDA estimate.

(c)(ii)-16

Valuation

Status Quo Case

Status Quo Case Assumptions

	Transaction Management		Management Services		Financial Services		General Corporate

Revenue Growth	•	4% per year	•	4% per year	•	5% per year	•	Assumed 9/30/00 balance sheet as more representative

EBITDA margins	• •	11.0% in 2000 Grows to 11.5%	• •	10.1% in 2000 Grows to 11.0%	• •	13.9% in 2000 Grows to 15.5%	•	Capital expenditures of $25MM per year (2001 at $23.2MM)

Rationale	• • •	Slower growth business Sensitive to the economy Potential for cost cutting	• •	Steady state business Potential for cost cutting	• •	Faster growing business Potential for cost cutting	• •	Tax rate of 45%-48% per management assumptions Co-investment/M&A activity not included

•	General assumption is for a tepid but not disastrous economic climate in the near term
•	Projections exclude impact of unidentified acquisitions
•	EBITDA contribution of management services and financial services grows to 10.1% and 22.6% of total by year seven vs. 10.7% and 19.7% in 2000

(c)(ii)-17

Valuation

Recession Case

Recession Case Assumptions

	Transaction Management		Management Services		Financial Services		General Corporate

Revenue Growth	• • •	Management down case estimates for 2001 (-16.3%) 2002 assumes 0% Accelerate out of trough and then steady state	• • •	Management down case estimates for 2001 (0%) 2002 assumes 0% Accelerate out of trough and then steady state	• • •	Management down case estimates for 2001 (2.2%) 2002 assumes 0% Accelerate out of trough and then steady state	•	Same as Status Quo Case

EBITDA margins	•	Grows to 11.5%	•	Grows to 11.0%	•	Grows to 15.5%

Rationale	•	Assumes drop in margin consistent with management down case	•	Steady margin growth until 11.0% target is achieved	•	Steady margin growth until 15.5% target is achieved

•	Projections exclude impact of unidentified acquisitions
•	EBITDA contribution of management services and financial services grows to 11.8% and 24.7% of total in year seven vs. 10.7% and 19.7% in 2000

(c)(ii)-18

Valuation

Precedent Transaction Valuation Summary

Precendent REIT Transaction
Premium Paid Analysis

	Valuation Range
	Low	High

Unaffected Price(1)	$12.50	$12.50
Premium	12.0%	25.0%
Implied Value/Share	$14.00	$15.63

Precedent Real Estate Services Transaction
Multiple Analysis

	Valuation Range
	Low	High
Cobra 2000 EBITDA	150.5	150.5
Valuation Multiple	5.0x	7.5x

Value	752.4	1,128.6
Less Debt	(397.9)	(397.9)
Cash	20.7	20.7

Equity Value	375.2	751.4
Common Shares	22.4	22.4

Implied Value/Share	$16.75	$33.55
Discounted Implied Value/Share(2)	$11.73	$20.13

Notes

1.
As of November 9, 2000

2.
Implied values were discounted by 30% and 40% to reflect the fact that the transaction comparables occurred 18-24 months ago when industry-wide valuation trading multiples were universally higher. Discount amount based upon decline in sector stock index decline during relevant periods

(c)(ii)-19

Valuation

Analysis of Precedent Transactions

Premiums Paid in Selected REIT Transactions

Real Estate Company Mergers & Acquisitions

Announced Completed	Acquiror/Acquiree	Target Equity Value $	Aggregate Value $	Price Offered $	Premium to Unaffected Price %
28-Sep-00 Pending	CalPERS & U.S. Retail Partners, LLC First Washington Realty Trust	493.5	790.0	26,00	22.4
25-Sep-00 08-Nov-00	Rodamco North America Urban Shopping Centers	1,709.4	3,419.2	48.00	37.7
17-Jul-00 01-Nov-00	Equity Residential Properties Trust Grove Property Trust	209.8	437.0	17.00	5.9
15-May-00 18-Sep-00	Heritage Property Investment Trust Bradley Real Estate, Inc.	696.1	1,147.5	22.00	20.8
11-Feb-00 19-Jun-00	Equity Office Properties Cornerstone Properties	2,731.8	4,489.4	18.00	22.3
09-Aug-99 29-Feb-00	Olympus Real Estate/Westdale Walden Residential Properties	860.9	1,663.4	23.14	26.4
06-Apr-99 22-Nov-99	SHP Acquisition, LLC Sunstone Hotel Investors	439	835.6	10.35	44.0
05-Mar-99 15-Oct-99	Aptco LLC (Krupp Group) Berkshire Realty Co.	651.4	1,224.1	12.25	26.5
01-Dec-98 07-Jun-99	The Irvine Company Irvine Apartment Communities	1,685.3	2,421.2	34.00	24.6
17-Nov-98 30-Mar-99	ProLogis Tust Meridian Industrial Trust	909.2	1,469.2	25.00	12.0
01-Jul-98 07-May-99	Reckson Assoc./ Crescent Real Estate Tower Realty Trust	428.8	679.5	23.00	2.3
29-Apr-96 20-Sep-96	Highwood Properties Crocker Realty Trust	296.7	540.0	11.02	15.3
	Low				2.3
	Mean				17.7
	Median				21.5
	High				44.0
•	Valuation Premia
•	Cobra
—Low: 12%
—High: 25%
•	Implied Valuation Range
—Low: 14.00
—High: 15.63

(c)(ii)-20

Valuation

Analysis of Precedent Transactions

Premiums Paid in Selected Real Estate Management Transactions

Real Estate Management Companies

					Aggregate Value as a Multiple of
Announced/ Completed	Acquiree/Acquiror	Equity Value $MM	Aggregate Value $MM	LTM EBITDA $MM	L12M Revenue x	L12M EBITDA x
16-Jun-99 03-Nov-99	Starwood Capital Advisors/ Starwood Financial Trust	131.5	131.5	15.0	6.6	8.8
28-May-99 24-Jun-99	Douglas Elliman/ Insignia Financial Group	75.0	75.0	14.9	0.9	5.0
05-Mar-99 05-Mar-99	St. Quintin/ Insignia Financial Group	40.0	40.0	5.3	N/A	7.6
14-Jan-99 14-Jan-99	Florida Real Estate Advisors/ St. Joe Corp.	9.8	9.8	1.5	N/A	6.5
22-Oct-98 11-Mar-99	Jones Lang Wootton/ La Salle Partners	455.7	455.7	57.6	1.0	7.9
31-Aug-98 01-Oct-98	Compass Financial & Leasing/ LaSalle Partners	180.0	203.2	27.8	2.7	7.3
07-Jul-98 07-Jul-98	Hillier Parker May and Rowden/ CB Commercial Richard Ellis	71.0	86.0	13.2	N/A	6.5
29-Jun-98 02-Jul-98	Faison & Associates Inc./ Trammell Crow Company	39.1	39.1	4.5	0.8	8.7
31-May-98 31-May-98	Matthews Click & Associates/ CB Commercial Richard Ellis Services	10.0	10.0	N/A	N/A
19-May-98 19-May-98	Fallon Hines & O'Connor/ Trammell Crow Company	32.6	32.6	3.0	2.2	10.9
09-Dec-97 17-Apr-98	REI Ltd. (Richard Ellis)/ CB Commercial Real Estate Services	103.0	117.4	11.7	1.0	10.0
15-Aug-97 21-Nov-97	AMB Institutional Realty/ AMB Property Company	92.0	92.0	11.5	N/A	N/A
22-Apr-97 22-Apr-97	Galbreath Co./ LaSalle Partners	49.1	49.1	4.6	0.8	10.6
24-Mar-97 09-Sep-97	Security Capital Group Financial/ Sec. Capital Pacific, Industrial & Atlantic	212.3	212.3	23.6	N/A	9.0
18-Mar-97 02-Sep-97	Koll Real Estate Services/ CB Commercial Real Estate Service	137.1	172.1	15.0	1.0	11.5
13-Mar-97 07-Jul-97	Equity Office Holdings Financial/ Equity Office Properties Trust	160.0	160.0	26.1	N/A	6.1
Low					0.4	5.0
Mean					1.7	8.1
Median					1.0	7.9
High					6.6	11.5
•	Transactions in bold were viewed as most comparable given:
—Timing
—Size
—Business similarity
—Arms length status

(c)(ii)-21

Valuation

Comparable Companies Analysis(1)
($MM, except per share and multiple data)

						Price/EPS				Price/AEPS(5)				Aggregate Value/EBITDA(7)
		2/16/2001 Price	52-Week High/Low	Equity Market Value(2)	Total Market Capitalization(3)
	Company (Ticker)					2000E(4)		2001E(4)		2000E(6)		2001E(6)		2000E		2001E
1	CB Richard Ellis Services (CBG)	$12.50(8)	$15.88/$9.06	$279.9	$677.8	7.9	x	7.7	x	4.9	x	5.7	x	4.4	x	4.3	x
2	Grubb & Ellis Company (GBE)	$4.96(9)	$7.00/$4.13	$98.9	$98.9	6.4	x	7.0	x	4.5	x	4.1	x	1.9	x	1.6	x
3	Insignia Financial Group (IFS)	$12.50	$16.63/$9.13	$268.2	$438.2	25.0	x	11.2	x	6.7	x	4.4	x	4.5	x	NA
4	Jones Lang LaSalle Inc. (JLL)	$13.97	$16.24/$11.00	$424.6	$730.8	10.7	x	8.6	x	9.9	x	8.0	x	5.3	x	4.6	x
5	Trammell Crow Co. (TCC)	$12.03	$15.31/$10.31	$425.0	$669.1	7.0	x	6.3	x	6.9	x	6.1	x	4.8	x	4.4	x
	Mean			$299.3	$523.0	11.4	x	8.2	x	6.6	x	5.7	x	4.2	x	3.7	x
	Median			$279.9	$669.1	7.9	x	7.7	x	6.7	x	5.7	x	4.5	x	4.4	x
	High			$425.0	730.8	25.0	x	11.2	x	9.9	x	8.0	x	5.3	x	4.6	x
	Low			$98.9	$98.9	6.4	x	6.3	x	4.5	x	4.1	x	1.9	x	1.6	x
	Selected Cobra Valuation Range
	High					10.0	x	8.5	x	8.0	x	7.5	x	5.0	x	4.5	x
	Low					7.0	x	6.0	x	5.5	x	5.0	x	4.0	x	3.5	x
	Cobra Estimates(10)					00 EPS		01 EPS		00 AEPS		01 AEPS		00 EBITDA		01 EBITDA
	Cobra					$1.58		$1.63		$2.53		$2.53		150.5		153.0
	Implied Cobra Valuation
	High					$15.80		$13.86		$20.24		$18.98		$16.76		$13.90
	Low					$11.06		$9.78		$13.92		$12.65		$10.04		$7.07
	Implied Cobra Valuation (Assuming 25% Control Premium)
	High					$19.75		$17.32		$25.30		$23.72		$20.95		$17.38
	Low					$13.83		$12.23		$17.39		$15.81		$12.55		$8.84

Notes

1.
Cobra based on management projections, TCC and JLL based on MSDW research, all others based on analyst estimates

2.
Includes common shares multiplied by share price

3.
Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference. TCC includes $167.6MM of notes payable on real estate held for sale

4.
Estimates from First Call as of November 22, 2000, unless otherwise noted

5.
Adjusted EPS equals EBITDA less interest expense, income taxes and capital expenditures

6.
Estimates derived from MSDW equity research, unless otherwise noted

7.
Aggregate Value equals Total Market Capitalization less cash

8.
Represents the unaffected stock price as of November 9, 2000

9.
Current trading price of $5.69 and $7.00 cash tender offer for 35.8% of shares implies a $4.96 stock valuation

10.
Based on 2000 actual numbers and 2001 street estimates

(c)(ii)-22

Valuation

Discounted Cash Flow Valuation

	Status Quo Case Projections				Recession Case Projections
	3.50x		4.50x		3.50x		4.50x
Exit EBITDA Multiple Discount Rate
	15.0%	17.0%	15.0%	17.0%	15.0%	17.0%	15.0%	17.0%
Present Value of:
Cash Flows	364.7	344.6	364.7	344.6	291.6	275.2	291.6	275.2
Terminus	316.0	284.9	406.2	366.3	269.3	242.8	346.2	312.2
Value of Co-Investments	43.6	43.6	43.6	43.6	43.6	43.6	43.6	43.6

Aggregate Value	724.2	673.1	814.5	754.5	604.5	561.7	681.4	631.0
Cash	20.7	20.7	20.7	20.7	20.7	20.7	20.7	20.7
Total Debt	(397.9)	(397.9)	(397.9)	(397.9)	(397.9)	(397.9)	(397.9)	(397.9)

Equity Value	347.0	295.9	437.3	377.3	227.3	184.4	304.2	253.8

Price Per Share	$15.49	$13.21	$19.53	$16.85	$10.15	$8.24	$13.58	$11.33
Premium/Discount to unaffected	18.1%	0.7%	48.8%	28.4%	-22.7%	-37.3%	3.5%	-13.6%
Terminal Value Analysis
% Value in Cash Flows	50.4%	51.2%	44.8%	45.7%	48.2%	49.0%	42.8%	43.6%
% Value in Terminus	43.6%	42.3%	49.9%	48.5%	44.6%	43.2%	50.8%	49.5%
% Value in Co-Investments	6.0%	6.5%	5.4%	5.8%	7.2%	7.8%	6.4%	6.9%

(c)(ii)-23

Valuation

Break-up Value

			Low Valuation				High Valuation
		Pro Rata Share of Net Debt ($MM)(2)
	2000 EBITDA ($MM)(1)		Assumed Multiple		Aggregate Value ($MM)(3)	Value/ Share(4)	Assumed Multiple		Aggregate Value ($MM)(3)	Value/ Share(4)
Transaction Management
Brokerage	55.9	140.2	3.20	x	179.0	$1.73	4.20	x	234.9	$4.23
Corporate Services	23.7	59.4	4.50	x	106.6	$2.11	5.50	x	130.3	$3.17
Investment Prop.	24.4	61.1	3.20	x	78.0	$0.75	4.20	x	102.4	$1.84
Globe Acct. Mgmt., Other	0.7	1.6	3.20	x	2.1	$0.02	4.20	x	2.8	$0.05
Total	104.6	262.3	3.49	x	365.7	$4.62	4.49	x	470.3	$9.29
Financial Services
Mortgage Banking	13.9	35.0	4.80	x	67.0	$1.43	5.80	x	80.9	$2.05
Investment Mgmt.	5.2	13.1	6.00	x	31.4	$0.82	7.00	x	36.7	$1.05
Valuation Services	11.6	29.1	4.80	x	55.7	$1.19	5.80	x	67.2	$1.71
Research, Consulting, Other	(1.1)	(2.7)	4.80	x	(5.1)	$(0.11)	5.80	x	(6.2)	$(0.16)
Total	29.7	74.5	5.01	x	148.9	$3.32	6.01	x	178.6	$4.65
Management Services
Asset Services	13.6	34.0	5.00	x	67.9	$1.51	6.00	x	81.4	$2.12
Facilities Mgmt.	(0.4)	(1.1)	5.00	x	(2.1)	$(0.05)	6.00	x	(2.5)	$(0.07)
Other	3.0	7.5	5.00	x	14.9	$0.33	6.00	x	17.8	$0.46
Total	16.1	40.4	5.00	x	80.6	$1.80	6.00	x	96.7	$2.52
Total	150.5	377.2	3.96	x	595.2	$9.73	4.96	x	745.7	$16.45
Co-investments					43.6				43.6
Total with Co-investments					638.8	$11.68			789.3	$18.40

Notes

1.
Projections from Cobra management 2001 Budget Plan

2.
Net Debt equals total debt less cash, as of 9/30/00

3.
Includes $43.6MM of co-investments

4.
Value equals Aggregate Value less Net Debt divided by 22.4MM shares outstanding

(c)(ii)-24

Valuation

LBO IRR Sensitivity Analysis

Status Quo Case

		Exit Forward EBITDA Multiple
Implied 2001 EBITDA Mult.		3.50x	4.25x	5.00x
4.6x	$14.00	20.0%	26.2%	31.2%
4.6x	$14.50	18.7%	24.8%	29.8%
4.7x	$15.00	17.4%	23.5%	28.5%
4.8x	$15.50	16.2%	22.2%	27.2%

4.8x	$16.00	15.1%	21.0%	26.0%

4.9x	$16.50	14.1%	19.9%	24.8%
5.0x	$17.00	13.1%	18.9%	23.7%
5.1x	$17.50	12.2%	17.9%	22.7%
5.1x	$18.00	11.3%	17.0%	21.7%
5.2x	$18.50	10.5%	16.1%	20.7%

Recession Case

		Exit Forward EBITDA Multiple
Implied 2001 EBITDA Mult.		3.50x	4.25x	5.00x
5.8x	$12.00	13.2%	21.5%	27.8%
5.9x	$12.50	11.6%	19.9%	26.0%
6.0x	$13.00	10.1%	18.2%	24.4%
6.1x	$13.50	8.7%	16.7%	22.9%
6.2x	$14.00	7.5%	15.3%	21.5%
6.3x	$14.50	6.3%	14.0%	20.1%
6.4x	$15.00	5.2%	12.8%	18.8%
6.5x	$15.50	4.2%	11.7%	17.6%

6.6x	$16.00	3.3%	10.7%	16.5%

6.7x	$16.50	2.4%	9.7%	15.4%

(c)(ii)-25

Section 5

Draft Fairness Opinion Letter

(c)(ii)-26

February 23, 2001

Special Committee of the Board of Directors,
  and Board of Directors
CB Richard Ellis Services, Inc.
200 North Sepulveda Boulevard
El Segundo, California 90245

Members of the Special Committee of the Board and Members of the Board:

    We understand that CB Richard Ellis Services, Inc. ("Target" or the "Company"), BLUM CB Holding Corp. ("Buyer") and BLUM CB Corp., a wholly owned subsidiary of Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 21, 2001 (the "Merger Agreement"), which provides for, among other things, the merger (the "Merger") of Acquisition Sub with and into the Target. Pursuant to the Merger, Target will become a wholly owned subsidiary of Buyer, and each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of Target, other than shares held in treasury or held by Buyer or any affiliate of Buyer or Target or as to which dissenters' rights have been perfected, will be converted into the right to receive $16.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 40% of the outstanding shares of Common Stock are owned by certain stockholders affiliated with Buyer and Acquisition Sub (the "Buying Group").

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders, other than the Buying Group.

    For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other information of the Company;
(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
(iii)	reviewed certain financial projections prepared by the management of the Company, and discussed such projections and adjustments thereto with the Special Committee of the Board;
(iv)
discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;
(v)	reviewed the reported prices and trading activity for the Common Stock;
(vi)	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;
(vii)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
(viii)	participated in discussions and negotiations among representatives of the Company, Buyer and certain other parties and their financial and legal advisors;

(c)(ii)-27

(ix)	reviewed the Merger Agreement and certain related documents;
(x)	reviewed drafts of the commitment letters provided to Buyer and its affiliates by Credit Suisse First Boston and DLJ Investment Funding, Inc.; and
(xi)	performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without responsibility for independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections and any adjustments thereto, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for and is an investor in Constellation Real Technologies, a consortium of which the Company is a founding member, and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Special Committee of the Board of Directors and the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger.

    Based on the foregoing we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders, other than the Buying Group.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:

(c)(ii)-28

QuickLinks

Project Cobra
Presentation to the Board of Directors February 23, 2001
Table of Contents
Transaction Summary
Overview of Proposed Transaction
Summary Chronology—Key Dates
Summary of Key Merger Terms
Sources and Uses of Funds
Summary of Commitment Letters
Summary of Preliminary Valuation Analyses
Industry Overview
Overview of the Real Estate Services Industry
Comparative Performance Charts
Sector Earnings Announcements
Company Overview
Company Segment Operations
Comparable Company Metrics
Valuation
Management's Revenue and EBITDA Projections
Status Quo Case
Recession Case
Precedent Transaction Valuation Summary
Analysis of Precedent Transactions Premiums Paid in Selected REIT Transactions
Analysis of Precedent Transactions Premiums Paid in Selected Real Estate Management Transactions
Comparable Companies Analysis(1) ($MM, except per share and multiple data)
Discounted Cash Flow Valuation
Break-up Value
LBO IRR Sensitivity Analysis
Draft Fairness Opinion Letter